EXHIBIT 10.95












                                $5,000,000



                             CREDIT AGREEMENT



                         Dated as of May 17, 1996



                                   AMONG



                  THE AEGIS CONSUMER FUNDING GROUP,
INC.,
                               as Borrower,

                       AEGIS CONSUMER FINANCE, INC.,
                               as Guarantor

                         AEGIS AUTO FINANCE, INC.,
                               as Guarantor


                                    AND


                GREENWICH CAPITAL FINANCIAL PRODUCTS,
INC.,
                                 as Lender




                                               TABLE OF
CONTENTS

          Page

ARTICLE I.  DEFINITIONS; CONSTRUCTION. . . . . . . . .
 . . . . . . . . .  1
     Section 1.01.  Definitions. . . . . . . . . . . .
 . . . . . . . . .  1
     Section 1.02.  Accounting Terms and
          Determinations . . . . . . . . . . . . . . .
 . . . . . . . . .  9
     Section 1.03.  Other Definitional Terms . . . . .
 . . . . . . . . .  9

ARTICLE II.  AMOUNT AND TERMS OF THE LOANS . . . . . .
 . . . . . . . . . 10
     Section 2.01.  The Loans. . . . . . . . . . . . .
 . . . . . . . . . 10
     Section 2.02.  The Note . . . . . . . . . . . . .
 . . . . . . . . . 10
     Section 2.03.  Making the Loans . . . . . . . . .
 . . . . . . . . . 10
     Section 2.04.  Use of Proceeds. . . . . . . . . .
 . . . . . . . . . 11

ARTICLE III.  INTEREST, PAYMENTS, ETC. . . . . . . . .
 . . . . . . . . . 11
     Section 3.01.  Interest on the Loans. . . . . . .
 . . . . . . . . . 11
     Section 3.02.  Optional Prepayments . . . . . . .
 . . . . . . . . . 11
     Section 3.03.  Mandatory Repayments and
          Prepayments. . . . . . . . . . . . . . . . .
 . . . . . . . . . 12
     Section 3.04.  Funds; Manner of Payment . . . . .
 . . . . . . . . . 12
     Section 3.05.  Default Interest . . . . . . . . .
 . . . . . . . . . 12
     Section 3.06.  Requirements of Law. . . . . . . .
 . . . . . . . . . 12
     Section 3.07.  Indemnity. . . . . . . . . . . . .
 . . . . . . . . . 13
     Section 3.08.  Illegality; Substituted
          Interest Rate,           etc.. . . . . . . .
 . . . . . . . . . 14
     Section 3.09.  Application of Payments, etc.. . .
 . . . . . . . . . 15
     Section 3.10.  Extension of Termination Date. . .
 . . . . . . . . . 15

ARTICLE IV.  CONDITIONS TO CLOSING AND THE LOANS . . .
 . . . . . . . . . 15
     Section 4.01.  Conditions Precedent to the
          Closing. . . . . . . . . . . . . . . . . . .
 . . . . . . . . . 15
     Section 4.02.  Conditions Precedent to All
          Loans. . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . 18

ARTICLE V.  REPRESENTATIONS AND WARRANTIES . . . . . .
 . . . . . . . . . 19
     Section 5.01.  Existence; Conduct of Business
           . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . 19
     Section 5.02.  Corporate Power and Authority. . .
 . . . . . . . . . 19
     Section 5.03.  No Violation . . . . . . . . . . .
 . . . . . . . . . 20
     Section 5.04.  Approvals, Authorizations,
          Consents,           etc. . . . . . . . . . .
 . . . . . . . . . 20
     Section 5.05.  No Litigation. . . . . . . . . . .
 . . . . . . . . . 20
     Section 5.06.  Tax Liability. . . . . . . . . . .
 . . . . . . . . . 20
     Section 5.07.  Regulation G . . . . . . . . . . .
 . . . . . . . . . 21
     Section 5.08.  Permits, Licenses, Approvals,
          Consents,           Compliance with
          Requirements of Law,          etc. . . . . .
 . . . . . . . . . 21
     Section 5.09.  Financial Statements; Material
          Adverse        Change. . . . . . . . . . . .
 . . . . . . . . . 21
     Section 5.10.  The Investment Company Act,
          Etc. . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . 21
     Section 5.11.  The Security Agreements. . . . . .
 . . . . . . . . . 21
     Section 5.12.  Ownership of Properties;
          Insurance. . . . . . . . . . . . . . . . . .
 . . . . . . . . . 21
     Section 5.13.  Ownership of the Guarantors. . . .
 . . . . . . . . . 22
     Section 5.14.  Full Disclosure. . . . . . . . . .
 . . . . . . . . . 22
     Section 5.15.  Intellectual Property. . . . . . .
 . . . . . . . . . 22
     Section 5.16.  ERISA. . . . . . . . . . . . . . .
 . . . . . . . . . 22
     Section 5.17.  Subsidiaries.. . . . . . . . . . .
 . . . . . . . . . 23
     Section 5.18.  III Loan Agreements. . . . . . . .
 . . . . . . . . . 23

ARTICLE VI.  AFFIRMATIVE COVENANTS . . . . . . . . . .
 . . . . . . . . . 23
     Section 6.01.  Financial Statements and Other
                    Information. . . . . . . . . . . .
 . . . . . . . . . 23
     Section 6.02.  Compliance with Laws, etc. . . . .
 . . . . . . . . . 24
     Section 6.03.  Preservation of Corporate
          Existence;          Conduct of Business. . .
 . . . . . . . . . 25
     Section 6.04.  Payment of Taxes and Claims,
          etc. . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . 25
     Section 6.05.  Keeping of Books, Visitation,
          Inspection,         etc. . . . . . . . . . .
 . . . . . . . . . 25
     Section 6.06.  Pay Obligations. . . . . . . . . .
 . . . . . . . . . 25
     Section 6.07.  Notice of Default, etc.. . . . . .
 . . . . . . . . . 25
     Section 6.08.  Notice of Material Adverse
          Change . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . 26
     Section 6.09.  Further Assurances . . . . . . . .
 . . . . . . . . . 26
     Section 6.10.  Monthly Reporting Requirements
           . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . 26
     Section 6.11.  Insurance. . . . . . . . . . . . .
 . . . . . . . . . 26
     Section 6.12.  III Loan Agreements, Etc.. . . . .
 . . . . . . . . . 27

ARTICLE VII.  NEGATIVE COVENANTS . . . . . . . . . . .
 . . . . . . . . . 27
     Section 7.01.  Liens and Other Interests. . . . .
 . . . . . . . . . 27
     Section 7.02.  Merger or Consolidation. . . . . .
 . . . . . . . . . 27
     Section 7.03.  Net Worth of the Borrower. . . . .
 . . . . . . . . . 28
     Section 7.04.  Total Indebtedness to Net Worth
          of the         Borrower. . . . . . . . . . .
 . . . . . . . . . 28
     Section 7.05.  Dividends, etc.. . . . . . . . . .
 . . . . . . . . . 28
     Section 7.06.  Transactions with Affiliates . . .
 . . . . . . . . . 28

ARTICLE VIII.  EVENTS OF DEFAULT . . . . . . . . . . .
 . . . . . . . . . 28
     Section 8.01.  Events of Default. . . . . . . . .
 . . . . . . . . . 28

ARTICLE IX.  GUARANTEE . . . . . . . . . . . . . . . .
 . . . . . . . . . 31
     Section 9.01.  Guarantee. . . . . . . . . . . . .
 . . . . . . . . . 31
     Section 9.02.  No Subrogation . . . . . . . . . .
 . . . . . . . . . 32
     Section 9.03.  Amendments, etc. with respect
          to the         Obligations; Waiver of
          Rights . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . 32
     Section 9.04.  Guarantee Absolute and
          Unconditional. . . . . . . . . . . . . . . .
 . . . . . . . . . 33
     Section 9.05.  Reinstatement. . . . . . . . . . .
 . . . . . . . . . 34
     Section 9.06.  Payments . . . . . . . . . . . . .
 . . . . . . . . . 34

ARTICLE X.  MISCELLANEOUS. . . . . . . . . . . . . . .
 . . . . . . . . . 35
     Section 10.01. Notices. . . . . . . . . . . . . .
 . . . . . . . . . 35
     Section 10.02. Amendments, Waivers, etc.. . . . .
 . . . . . . . . . 36
     Section 10.03. No Waiver; Remedies Cumulative
           . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . 36
     Section 10.04. Payment of Expenses, Indemnity,
          etc. . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . 36
     Section 10.05. Benefits of Agreement. . . . . . .
 . . . . . . . . . 37
     Section 10.06. Right of Setoff. . . . . . . . . .
 . . . . . . . . . 38
     Section 10.07. Survival of Agreement. . . . . . .
 . . . . . . . . . 38
     Section 10.08. GOVERNING LAW. . . . . . . . . . .
 . . . . . . . . . 38
     Section 10.09. Counterparts . . . . . . . . . . .
 . . . . . . . . . 38
     Section 10.10. Headings Descriptive . . . . . . .
 . . . . . . . . . 39
     Section 10.11. Severability . . . . . . . . . . .
 . . . . . . . . . 39
     Section 10.12. Entire Agreement . . . . . . . . .
 . . . . . . . . . 39
     Section 10.13. Submission to Jurisdiction;
          Venue. . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . 39
     Section 10.14. WAIVER OF JURY TRIAL . . . . . . .
 . . . . . . . . . 41

                                 EXHIBITS

EXHIBIT A       FORM OF NOTE
EXHIBIT B       FORM OF NOTICE OF BORROWING
EXHIBIT C-1     FORM OF AEGIS AUTO FINANCE SECURITY AND
                 PLEDGE AGREEMENT
EXHIBIT C-2     FORM OF AEGIS CONSUMER FINANCE SECURITY
AND
                 PLEDGE AGREEMENT
EXHIBIT D-1     FORM OF OPINION OF COUNSEL TO THE
BORROWER
                 AND THE GUARANTORS
EXHIBIT D-2     FORM OF OPINION OF COUNSEL TO THE
BORROWER
                 AND THE GUARANTORS
EXHIBIT E       FORM OF PORTFOLIO CONTRACTS CERTIFICATE

                                 SCHEDULES

SCHEDULE I        III LOAN AGREEMENTS
SCHEDULE II       INSURANCE
SCHEDULE III      PLANS
SCHEDULE IV       SUBSIDIARIES     CREDIT AGREEMENT,
dated as of May 17, 1996, between
THE AEGIS CONSUMER FUNDING GROUP, INC., a Delaware corporation (the "Borrower), AEGIS CONSUMER FINANCE,
INC., a Delaware corporation ("Aegis Consumer
Finance"),
AEGIS AUTO FINANCE, INC., a Delaware corporation
("Aegis
Auto Finance") and GREENWICH CAPITAL FINANCIAL
PRODUCTS,
INC., a Delaware corporation (the "Lender").

                           W I T N E S S E T H:

     WHEREAS, the Borrower wishes to borrow certain sums from the Lender hereunder and the Lender is willing, upon the terms and conditions set forth below, to lend such sums to the Borrower;

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


                   ARTICLE I.  DEFINITIONS;
CONSTRUCTION

     Section 1.01.  Definitions.  As used herein and in
the Schedules and the Exhibits hereto, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

     "Aegis Auto Finance" shall have the meaning set forth in the preamble hereof.

     "Aegis Auto Finance Security Agreement" shall mean the security and pledge agreement made by Aegis Auto
Finance in favor of the Lender substantially in the form of Exhibit C-1 hereto, as the same may be amended, supplemented or otherwise modified from time to time.

     "Aegis Consumer Finance" shall have the meaning set forth in the preamble hereof.

     "Aegis Consumer Finance Security Agreement" shall mean the security and pledge agreement made by Aegis
Auto
Finance in favor of the Lender substantially in the form of Exhibit C-2 hereto, as the same may be amended, supplemented or otherwise modified from time to time.

     "Affiliate" shall mean, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" shall mean this Credit Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

     "Applicable Initial LIBOR Rate" shall mean, as of the date of determination, the Initial LIBOR Rate in effect on the Initial Interest Rate Determination Date immediately preceding such date of determination;
provided that if such date of determination is also an Initial Interest Rate Determination Date, the
Applicable
Initial LIBOR Rate for such date shall be the Initial
LIBOR Rate as determined on such date.

     "Applicable LIBOR Rate" shall mean, as of the date of determination, for each Loan for the period from and including the Borrowing Date applicable to such Loan, to but excluding the first Interest Rate Determination
Date
to occur after such Borrowing Date, the Applicable
Initial LIBOR Rate in effect on such date, and thereafter, the LIBOR Rate in effect on the Interest
Rate
Determination Date immediately preceding such date of determination; provided that if such date of determination is also an Interest Rate Determination
Date, the Applicable LIBOR Rate for such date shall be the LIBOR Rate as determined on such date.

     "Available Commitment" shall mean, as of the date of determination, the amount by which the Commitment exceeds the outstanding principal amount of the Loans.

     "Board" shall mean the Board of Governors of the Federal Reserve System.

     "Borrower" shall have the meaning set forth in the preamble hereof.

     "Borrowing" shall mean a borrowing of a Loan on a Borrowing Date.

     "Borrowing Date" shall mean the date a Borrowing occurs hereunder.

     "Business Day" shall mean any day of the year other than a Saturday, Sunday or other day on which the New
York Stock Exchange, Inc. is closed or commercial banks in The City of New York are authorized or required by law or executive order to close.

     "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "Closing Date" shall mean the date that all of the conditions precedent set forth in Section 4.01 hereof have been fulfilled.

     "Code" shall mean the Internal Revenue Code of 1986,
as amended from time to time.

     "Collateral" shall mean the collective reference to the "collateral" as defined in each of the Security
Agreements.

     "Collateral Value Deficiency" shall have the meaning set forth in Section 3.03(b) hereof.

     "Commitment" shall have the meaning set forth in
Section 2.01 hereof.

     "Commitment Period" shall mean the period commencing with the Closing Date and ending on the Business Day immediately preceding the Termination Date.

     "Commonly Controlled Entity" shall mean, as to any Person, an entity whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

     "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

     "Dollar" and the sign "$" shall mean lawful money of the United States of America.

     "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

     "Event of Default" shall have the meaning set forth in Section 8.01 hereof.

     "GAAP" shall mean generally accepted accounting principles as in effect in the United States, as may be in place from time to time, on a consistent basis.

     "Governmental Authority" shall mean any nation, government, or State, or any political subdivision thereof, or any court, stock exchange, entity or agency exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to govern-

ment.

     "Guarantee" shall mean, as to any Person (the
"guaranteeing person"), any obligation of the guaranteeing person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include the endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing person in good faith.

     "III Finance" shall mean III Finance Ltd., a
Cayman
Islands corporation.

     "III Loan Agreements" shall have the meaning set forth in the Intercreditor Agreement.

     "III Obligations" shall have the meaning set forth in the Intercreditor Agreement.

     "Guarantors" shall mean the collective reference to
Aegis Consumer Finance and Aegis Auto Finance.

     "Indebtedness" shall mean with respect to any Person, without duplication, (a) all obligations of such
Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (only to the extent of the fair market value of such asset if such Indebtedness has not been assumed by such Person), (d) all Guarantees of such Person, (e) all capitalized lease obligations of such Person, and (f) all obligations of such Person as an account party in respect of letters of credit and similar instruments issued for the account of such Person.

     "Initial LIBOR Rate" shall mean, with respect to each Initial Interest Rate Determination Date, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) for Dollar deposits with a duration of one (1) month at or about 11:00 a.m.
(London
time) on the second (2nd )LIBOR Business Day prior to such Initial Interest Rate Determination Date on the
Bloomberg Money Markets Page 28 on such date, or, if such page ceases to display such information, then on the Telerate Page 3750 on such date, or if such page ceases to display such information, then such other page as may replace it on that service for the purpose of display of such information (the "Telerate Rate"). If the
Telerate
Rate cannot be determined, then the LIBOR Rate shall mean, with respect to such Initial Interest Rate
Determination Date, the arithmetic mean of the rates of interest (rounded upwards, if necessary, to the nearest
1/100th of 1%) offered to two prime banks in the London interbank market (selected by the Lender) of Dollar deposits with a duration of one (1) month at or about
11:00 a.m. (London time) on the second (2nd) LIBOR
Business Day prior to such Initial Interest Rate
Determination Date.

     "Initial Interest Rate Determination Date" shall mean with respect to each Borrowing, the Borrowing Date for such Borrowing.

     "Intellectual Property" shall have the meaning set forth in Section 5.15 hereof.

     "Intercreditor Agreement" shall mean the intercreditor agreement between III Finance and the Lender, as the same may be amended, supplemented or otherwise modified from time to time.

     "Interest Rate Determination Date" shall mean initially, the Closing Date, and thereafter the first
LIBOR Business Day of each calendar month during the term hereof.

     "Lender" shall have the meaning set forth in the preamble hereof.

     "LIBOR Business Day" shall mean a Business Day on which trading in Dollars is conducted by and between banks in the London interbank market.

     "LIBOR Rate" shall mean, with respect to each
Interest Rate Determination Date, the rate of interest
per annum (rounded upwards, if necessary, to the
nearest
1/100th of 1%) for Dollar deposits with a duration of
one
(1) month at or about 11:00 a.m. (London time) on the
second (2nd) Business Day prior to such Interest Rate
Determination Date on the Bloomberg Money Markets Page
28
on such date, or, if such page ceases to display such information, then on the Telerate Page 3750 on such date or, if such page ceases to display such information then such other page as may replace it on that service for the purpose of display of such information (the "Telerate
Rate"). If the Telerate Rate cannot be determined, then the LIBOR Rate shall mean, with respect to such Interest
Rate Determination Date the arithmetic mean of the rates of interest (rounded upwards, if necessary, to the nearest 1/100th of 1%) offered to two prime banks in the
London interbank market (selected by the Lender) of Dollar deposits with a duration of one (1) month at or about 11:00 a.m. (London time) on the second (2nd)
Business Day prior to such Interest Rate Determination
Date.

     "LIBOR Rate Margin" shall mean nine percent
(9.0%).

     "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance or pledge for security purposes.

     "Loan Parties" shall mean the collective reference to the Borrower and the Guarantors

     "Loans" shall have the meaning specified in Section
2.01 hereof.

     "Loan Documents" shall mean and include this Agreement, the Note, the Security Agreements and all other documents and instruments executed and delivered in connection herewith or therewith.

     "Margin Stock" shall have the meaning set forth in Regulation G of the Board.

     "Material Adverse Change" shall mean a material adverse change in, or the disclosure or discovery of any information not previously disclosed to the Lender which the Lender reasonably deems material and adverse relating to, the business, operations, properties, condition
(financial or otherwise) or prospects of any Loan
Party,
individually, or of such Loan Party and its operating
Subsidiaries, taken as a whole.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, properties, condition (financial or otherwise) or prospects of any Loan Party, individually, or of such Loan Party and its operating Subsidiaries, taken as a whole, or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Lender hereunder or thereunder, or (c) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party.

     "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Worth" shall mean the excess of total assets of the Borrower over total liabilities of the Borrower determined in accordance with GAAP.

     "Note" shall have the meaning specified in Section
2.02 hereof.

     "Notice of Borrowing" shall have the meaning set forth in Section 2.03 hereof.

     "Obligations" shall mean (i) the unpaid principal of and premiums, if any, and interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceedings, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other obligations and liabilities of every nature of the
Borrower from time to time owing to the Lender, in each case whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), which may arise under, out of, or in connection with, this Agreement or any other Loan Document or under any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, premium, if any, interest, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Lender) that are required to be paid by the Borrower pursuant to the terms of this
Agreement or any other Loan Document.

     "Permitted Lien" shall mean, with respect to each Guarantor, all Liens in favor of III Finance under the III Loan Agreements, and with respect to the Loan
Parties
in the aggregate, mortgage Liens on real property not to exceed $3,000,000 at any one time outstanding, other
Liens securing obligations not to exceed $500,000 in the aggregate at any one time outstanding and Liens securing equipment in connection with "true" leases of such equipment.

     "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust, limited liability company or other entity.

     "PBGC" shall mean the Pension Benefit Guaranty
Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Plan" shall mean, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled
Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Portfolio Contract" shall mean any motor vehicle retail installment sales contract and installment loan agreement secured by Vehicles originated or purchased by
Aegis Auto Finance or any Affiliate thereof.

     "Portfolio Contracts Certificate" shall mean a portfolio contracts certificate substantially in the form of Exhibit E hereof.

     "Portfolio Event" shall mean the occurrence of one or more of the following events:

            (i)  as of the last day of any calendar
     month and as of the last day of the two (2) immediately preceding calendar months, the average aggregate percentage of the unpaid principal balance of Portfolio Contracts (including
Portfolio
     Contracts which are delinquent thirty (30) days or more, as to which the Obligor is bankrupt or as to which the related Vehicle is authorized for repossession or the related vehicle has been repossessed and the related Vehicle has not been liquidated) that are delinquent thirty (30) days
or
     more equals or exceeds sixteen percent (16%) (on a three (3) month rolling basis) of the unpaid principal balance of all Portfolio Contracts; or

           (ii)  the product of (x) the aggregate
     percentage as of the last day of any calendar month
     and as of the last day of the two (2) immediately preceding calendar months of the unpaid principal balance of Portfolio Contracts as to which a notice
     of intention to liquidate the related Vehicle has expired and (y) four (4), equals or exceeds fifteen
     percent (15%) of the unpaid principal balance of all Portfolio Contracts; or

          (iii)  as of the last day of any calendar
     month and as of the last day of the three (3)
     immediately preceding calendar months, the average
     annualized gross losses on Portfolio Contracts
     equals or exceeds seven and one-half percent
(7.5%)
     (on a four (4) month rolling basis) of the unpaid principal balance of all Portfolio Contracts.

     "Prime Rate" shall mean the prime rate (or if a range is given, the highest prime rate) listed under "Money Rates" in The Wall Street Journal for such date or, if The Wall Street Journal is not published on such date, then in The Wall Street Journal most recently published.

     "Regulation G" shall mean Regulation G promulgated by the Board.

     "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA.

     "Requirement of Law" shall mean, as to any Person, any law, statute, rule, treaty, regulation, or determination of an arbitrator, court or other
Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which any such Person or any of its properties may be bound or affected.

     "Responsible Officer" shall mean any of the President, the chief executive officer and chief financial officer of any Loan Party.

     "Security Agreements" shall mean the collective reference to the Aegis Auto Finance Security Agreement and the Aegis Consumer Finance Security Agreement.

     "Series C Preferred Stock Redemption" shall mean the
Certificate of Designation, Number, Powers,
Preferences,
and Relative, Participating, Optional, and Other
Special
Rights and Qualifications, Limitations, Restrictions, and
Other Distinguishing Characteristics of Series C
Preferred Stock of the Borrower dated January 30, 1996.

     "Subsidiary" shall mean, as to any Person, a corporation, partnership of other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

     "Termination Date" shall mean May 16, 1997, or such later date if such date is otherwise extended by the Lender in writing in accordance with the terms of Section
3.10 hereof, or such earlier date if the Commitment is sooner terminated in accordance with the terms hereof.

     "Vehicle" shall mean a new or used automobile or light duty truck.

     Section 1.02.  Accounting Terms and
Determinations.
Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP.

     Section 1.03.  Other Definitional Terms.  The
words
"hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified.

     Any defined term which relates to a document shall include within its definition any amendments, modifications, renewals, restatements, extensions, supplements or substitutions which may have been heretofore or may be hereafter executed in accordance with the terms thereof.


                ARTICLE II.  AMOUNT AND TERMS OF THE
LOANS

     Section 2.01.  The Loans.  The Lender agrees, upon
the terms and subject to the conditions and relying upon the representations and warranties hereinafter set forth, to make one or more loans (each, a "Loan", and together, the "Loans") to the Borrower up to a maximum principal amount at any one time outstanding of FIVE MILLION
DOLLARS ($5,000,000) (the "Commitment") during the
Commitment Period; provided that no Loan shall be made
(i) on a day other than a Business Day; or (ii) in an amount which would exceed the Available Commitment on such day; and provided that no more than four (4)
Borrowings shall be permitted under this Agreement during the term hereof; provided further that if the initial
Termination Date is extended in accordance with the provisions of Section 3.10 hereof, two (2) additional
Borrowings shall be permitted during the term of any such extension. All Loans may be borrowed, repaid and reborrowed in accordance with the terms of this Agreement.

     Section 2.02.  The Note.  (a)  The Loans shall be
evidenced by a promissory note substantially in the form of Exhibit A hereto, duly executed by the Borrower, dated the Closing Date, payable to the order of the Lender in the principal amount equal to $5,000,000 (the "Note").
The Lender is hereby authorized to record the dates and amounts of all Loans made by the Lender to the Borrower under this Agreement and the dates and amounts of all payments and prepayments of the principal of the Loans on the Schedule (and each continuation thereof) attached to and constituting part of the Note. Such recordation shall be conclusive in the absence of manifest error;
provided that the failure of the Lender to make any such recordation or any error in such recordation shall not affect the obligations of the Borrower hereunder and under the Note.

     (b) The outstanding principal amount of the Loans shall be payable as set forth in Article III hereof.
The
Borrower shall pay interest on the outstanding principal amount of the Loans from the date each such Loan is made until the principal amount thereof is paid in full at the rates and pursuant to the terms set forth in Article
III
hereof.

     Section 2.03.  Making the Loans.  Each Borrowing
shall be made on notice, given not later than 12:00 noon
(New York City time) on the fifth (5th) Business Day prior to the proposed Borrowing Date by the Borrower to the Lender. Each such notice of borrowing (a "Notice of
Borrowing") shall be irrevocable and shall be substantially in the form of Exhibit B hereto. Upon fulfillment of the applicable conditions set forth in
Article IV hereof, the Lender shall make the proceeds of the Borrowing available to the Borrower in immediately available funds to such account(s) as the Borrower shall designate to the Lender in writing.

     Section 2.04.  Use of Proceeds.  The proceeds of
each Borrowing shall only be used by the Borrower to finance anticipated expenses relating to the transfer of certain loan servicing responsibilities to the Borrower or any of its Subsidiaries from American Lenders
Facilities, Inc., effecting upgrades to its systems, funding reserve funds required in connection with securitization transactions, renting additional space to accommodate increased staff, and other general corporate purposes.


                  ARTICLE III.  INTEREST, PAYMENTS,
ETC.

     Section 3.01.  Interest on the Loans.  (a)  Except
as otherwise provided herein, each Loan shall bear interest on the outstanding principal amount thereof, for each day from the date of the making of such Loan until the principal amount thereof shall be paid in full, at a rate per annum equal to (x) the Applicable LIBOR Rate for such day, plus the LIBOR Rate Margin, or (y) at the Borrower's option irrevocably determined on the Closing
Date, fifteen percent (15%), (in each case calculated on the basis of the actual number of days elapsed in a year of 360 days).

     (b) Except as otherwise provided herein, all accrued and unpaid interest on the Loans shall be payable monthly in arrears on the first day of each calendar month during the term hereof commencing on the first such day to occur after the Closing Date and on the Termination Date.

     (c) If, by the terms of this Agreement or the Note, the Borrower at any time is required or obligated to pay interest at a rate in excess of the maximum rate permitted by applicable law, the rate of interest shall be deemed to be immediately reduced to such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments made in reduction of the outstanding principal amount of the Loans.

     Section 3.02.  Optional Prepayments.  The Borrower
may prepay the Loans on any Interest Rate Determination
Date, in whole or in part, without premium or penalty, on two (2) Business Day's prior written notice to the Lender. Any such prepayment shall be accompanied by payment of all accrued and unpaid interest due and owing to the date of such prepayment on the principal amount of the Loans so prepaid.

     Section 3.03.  Mandatory Repayments and
Prepayments.
(a) On the Termination Date the Borrower promises to pay to the Lender the outstanding principal amount of the Loans in full, together with all accrued and unpaid interest due and owing hereunder.

     (b) If the Lender determines that the value of the
Collateral is not adequate to secure the then outstanding
III Obligations and the unpaid principal amount of the Loans, together with all interest due and owing thereon and all other Obligations due to the Lender hereunder
(a
"Collateral Value Deficiency"), the Borrower shall within three (3) Business Days after the Lender has notified the
Borrower in writing of the occurrence of a Collateral
Value Deficiency, either pledge additional collateral to the Lender in form and substance satisfactory to the Lender or prepay the outstanding principal amount of the
Loans by an amount equal to such Collateral Value
Deficiency, together with all accrued and unpaid interest due and owing on the principal amount of Loans so prepaid.

     Section 3.04.  Funds; Manner of Payment.  Each
payment and each prepayment of principal of and interest on any Loan, and each payment on account of all other
Obligations shall be paid by the Borrower without set-off or counterclaim to the Lender at its office located at 600 Steamboat Road, Greenwich, Connecticut 06830 or to such other location or account as the Lender may specify to the Borrower from time to time, in Federal or other immediately available funds in lawful money of the United
States of America, not later than 1:00 p.m. (New York
City time) on the date on which any such payment or prepayment is payable. If any payment hereunder or under the Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day. If the date for any payments or prepayments of principal is extended by operation of law or otherwise, interest thereon shall be payable at the then applicable rate during such extension.

     Section 3.05.  Default Interest.  If the Borrower
shall default in the payment of the principal of or
interest on the Loans or any other Obligation, the
Borrower shall on demand pay interest on such overdue
principal amount and, to the extent permitted by
applicable law, on such overdue interest and any other
overdue amount, for each day at a rate per annum equal
to
the Applicable LIBOR Rate for such day plus twelve
percent (12%) or, if the Borrower has made the election
described in Section 3.01(a) (y), eighteen percent
(18%)
(in each case calculated on the basis of the actual number of days elapsed in a year of 360 days), accruing from the date such payment was due until such amount is paid in full (after as well as before judgment).

     Section 3.06.  Requirements of Law.  (a)  If any
Requirement of Law or any change in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental
Authority made subsequent to the date hereof:

            (i)     shall subject the Lender to any tax
     of any kind whatsoever with respect to this Agreement, the Note or any Loan made by it
     (excluding net income taxes) or change the basis of
     taxation of payments to the Lender in respect thereof;

           (ii)     shall impose, modify or hold
     applicable any reserve, special deposit, compulsory
     loan or similar requirement against assets held by,
     deposits or other liabilities in or for the account
     of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender which is not otherwise included in the determination of the Applicable
     LIBOR Rate hereunder;

          (iii)     shall impose on the Lender any
other
     condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining any
Loan or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable.

     (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental
Authority
made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall promptly pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

     (c) If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error.

     Section 3.07.  Indemnity.  The Borrower agrees to
indemnify the Lender and to hold it harmless from any cost, loss or expense which the Lender may sustain or incur as a consequence of (a) the Borrower making any payment or prepayment (other than pursuant to Section
3.03 hereof) of principal of any Loan on a day which is not an Interest Rate Determination Date, (b) any failure by the Borrower to make a Borrowing hereunder after notice of such Borrowing has been given pursuant to this
Agreement, (c) any default by the Borrower in making any prepayment of the principal amount of the Loans on the due date therefor, and (d) any acceleration of the maturity of any Loans by the Lender in accordance with the terms of this Agreement, including, but not limited to, any cost, loss or expense arising in liquidating the
Loans and from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain the
Loans hereunder. In the event the Borrower is required to make any payment pursuant to this Section 3.07, the Lender shall provide to the Borrower in writing the basis upon which such charges were calculated in reasonable detail.

     Section 3.08.  Illegality; Substituted Interest
Rate, etc. Notwithstanding any other provisions herein,
(a) if any Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain any Loans at the LIBOR Rate as contemplated by this Agreement, or
(b)
in the event that the Lender shall have determined
(which
determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the LIBOR interbank market either adequate and reasonable means do not exist for ascertaining the LIBOR Rate, or
(c) the Lender shall have determined (which determination shall be conclusive and binding on the Borrower) that the
Applicable LIBOR Rate will not adequately and fairly reflect the cost to the Lender of maintaining or funding the Loans based on such LIBOR Rate, (x) the obligation of the Lender to make or maintain Loans at the LIBOR Rate shall forthwith be suspended and the Lender shall promptly notify the Borrower thereof (by telephone confirmed in writing) and (y) each Loan then outstanding, if any, shall, from and including the next Interest
Rate
Determination Date, or at such earlier date as may be required by law, until payment in full thereof, bear interest at the rate per annum equal to the greater of the Prime Rate and the rate of interest (including the LIBOR Rate Margin) in effect on the date immediately preceding the date any event described in clauses (a),
(b) or (c) above occurred (calculated on the basis of the actual number of days elapsed in a year of 360 days).
If
any such conversion of the LIBOR Rate to the Prime Rate is made on a day which is not an Interest Rate
Determination Date, the Borrower shall pay to the Lender such amounts, if any, as may be required pursuant to
Section 3.06 hereof. If subsequent to such suspension of the obligation of the Lender to make or maintain the Loans at the LIBOR Rate it becomes lawful for the Lender to make or maintain the Loans at the LIBOR Rate, or the circumstances described in clause (b) or (c) above no longer exist, the Lender shall so notify the Borrower and its obligation to do so shall be reinstated effective as of the date it becomes lawful for the Lender to make or maintain the Loans at the LIBOR Rate or the circumstances described in clause (b) or (c) above no longer exist.

     Section 3.09.  Application of Payments, etc.  All
payments made hereunder shall be applied to the Obligations as specified by the Borrower; except that if a Default or Event of Default shall have occurred and be continuing any and all such payments shall be applied to the Obligations in such order as the Lender may determine.

     Section 3.10.  Extension of Termination Date.  The
Termination Date may, with the consent of the Lender, be extended to November 16, 1997. No such extension shall be effective unless approved in writing by the Lender.
The Borrower shall request any such extension in writing delivered to the Lender at least sixty (60) days prior to the Termination Date. The Lender shall notify the Borrower at least thirty (30) days prior to the Termination Date if the Lender has determined not to extend the Termination Date hereunder; provided that the failure to give such notice shall not obligate the Lender to so extend the Termination Date. The consent of the Lender to such extension shall not be unreasonably withheld if as of the Termination Date (before giving effect to such extension request) each of the following is true and correct:

            (i   no Default or Event of Default has
     occurred and is continuing;

           (ii   during the term of this Agreement, no
     Default under Articles VI or VII shall have occurred and no Portfolio Event shall have occurred;

          (iii   during the term of this Agreement, the
     Borrower has originated at least $400 million in aggregate original principal amount of automobile and light duty truck receivables; and

           (iv   the Lender shall have a reasonable
     expectation that a secondary public equity offering
     or other cash infusion or revenue event will provide a source for repayment of the Obligations on the extended Termination Date.


             ARTICLE IV.  CONDITIONS TO CLOSING AND THE
LOANS

     Section 4.01.  Conditions Precedent to the
Closing.
The obligation of the Lender to enter into this Agreement is subject to fulfillment of the following conditions precedent, on or before the Closing Date:

     (a) Receipt of Documents. Receipt by the Lender of the following documents, each dated as of the Closing
Date, as applicable, in form and substance satisfactory to the Lender and its counsel:

            (i   This Agreement, executed and delivered
     on behalf of the Borrower;

           (ii   The Note, executed and delivered on
     behalf of the Borrower;

          (iii   The Aegis Auto Finance Security
     Agreement, executed and delivered on behalf of Aegis Auto Finance, together with:

                 (x   UCC-1 financing statements
          executed and delivered by Aegis Auto Finance naming Aegis Auto Finance as "debtor" and the Lender as "secured party" filed in all jurisdictions as may be necessary in the reasonable opinion of the Lender, to perfect the security interest contemplated under the Aegis Auto Finance Security Agreement; and

                 (y   evidence that all other actions
          necessary to perfect the security interest contemplated under the Aegis Auto Finance
          Security Agreement have been taken;

           (iv   The Aegis Consumer Finance Security
     Agreement, executed and delivered on behalf of Aegis Consumer Finance, together with:

                 (x   UCC-1 financing statements
          executed and delivered by Aegis Consumer
          Finance naming Aegis Consumer as "debtor" and the Lender as "secured party" filed in all jurisdictions as may be necessary in the reasonable opinion of the Lender, to perfect the security interest contemplated under the Aegis Consumer Finance Security Agreement;
and

                 (y   evidence that all other actions
          necessary to perfect the security interest contemplated under the Aegis Consumer Finance
          Security Agreement have been taken;

            (v   A copy of the resolutions of the
     Borrower authorizing (A) the execution, delivery and performance of the Loan Documents to which it is a party by the Borrower, and (B) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Borrower as of
the
     Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

           (vi   A certificate of the Secretary or an
     Assistant Secretary of the Borrower certifying the names and the signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party to be delivered hereunder;

          (vii   Copies of (A) the Certificate of
     Incorporation of the Borrower and each amendment thereto and (B) the By-Laws of the Borrower and each amendment thereto, certified by the Secretary or an Assistant Secretary of the Borrower as being true, complete and correct as of the Closing Date;

              (viii   Original certificates or other
evidence
     from the Secretary of State or other appropriate authority of the State of Delaware and of each jurisdiction where the Borrower is qualified to do business, evidencing the good standing of the Borrower in the State of Delaware and such other jurisdictions;

           (ix   A copy of the resolutions of each
     Guarantor authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the granting of the security interest contemplated under the Security Agreement to which it is a party, certified by the Secretary or an Assistant Secretary of such Guarantor as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

            (x   A certificate of the Secretary or an
     Assistant Secretary of each Guarantor certifying the names and the signatures of the officers of such Guarantor authorized to sign the Loan
     Documents to which it is a party to be delivered hereunder;

           (xi   Copies of (A) the Certificate of
     Incorporation of each Guarantor and each amendment thereto and (B) the By-Laws of each Guarantor and each amendment thereto, certified by the Secretary or an Assistant Secretary of such Guarantor as being true, complete and correct as of the Closing
     Date;

          (xii   Original certificates or other
evidence
     from the Secretary of State or other appropriate authority of the State of Delaware and of each jurisdiction where each Guarantor is qualified to do business, evidencing the good standing of such Guarantor in the State of Delaware and such other jurisdictions;

              (xiii   The Lender shall have received
copies
     of each III Loan Agreement existing on the Closing
     Date and listed on Schedule I hereto and all Partnership Agreements, if any, and Pooling and Servicing Agreements referred to therein and all amendments thereto (all in form and substance satisfactory to the Lender and its counsel) certified by the Secretary or an Assistant
     Secretary of each Guarantor, respectively, as being
     true, complete and correct as of the Closing Date;

          (xiv   A certificate of a Responsible Officer
     of each Loan Party certifying that there is no default under any credit agreement to which such Loan Party is a party;

           (xv   UCC, judgment and tax lien search
     reports for the Borrower and the Guarantors in form
     and substance satisfactory to the Lender and its counsel;

          (xvi)  III Finance shall have executed and
     delivered the Intercreditor Agreement;

              (xvii   Opinion of counsel to the
Borrower and
     the Guarantors substantially in the form of Exhibits D-1 and D-2 hereto; and

             (xviii   Such other documents and
instruments as
     the Lender or its counsel shall reasonably request.

     (b) Representation and Warranties. Each of the representations and warranties made by or on behalf of each Loan Party herein or in any other Loan Document shall be true and correct in all respects on and as of the Closing Date.

     (c) No Default or Event of Default. No Default or
Event of Default shall have occurred and be continuing on and as of the Closing Date.

     (d) Fees. On the Closing Date, the Borrower shall have paid all fees and expenses incurred by the Lender in connection herewith including, without limitation, fees and expenses of counsel to the Lender and such other categories of fees and expenses as Lender shall advise the Borrower at least two (2) Business Days prior to the
Closing Date.

     (e)  Due Diligence.  The Lender shall have
completed
to its satisfaction its due diligence review of each Loan
Party and its respective management, controlling stockholders, systems, underwriting, servicing and collection operations, static pool performance and its loan files.

     (f)  No Material Adverse Change.  No Material
Adverse Change shall have occurred.

     (g) Servicing Audit Report. The Lender shall have received a copy of the most recent servicing audit report prepared by Deloitte & Touche LLP with respect to the servicing of the Portfolio Contracts.


     Section 4.02.  Conditions Precedent to All Loans.
The Lender's obligation to make any Loan hereunder is subject to the following conditions precedent and the giving of a Notice of Borrowing by the Borrower pursuant to Section 2.03 and the acceptance of the proceeds of any
Borrowing by the Borrower shall be deemed certification by the Borrower that the following conditions shall have been met:

     (a) Representation and Warranties. Each of the representations and warranties made by or on behalf of the Borrower herein or in any other Loan Document shall be true and correct in all respects on and as of the Borrowing Date, before and after giving effect to the Borrowing to be made on such date and the application of the proceeds therefrom, as though made on and as of such date.

     (b) No Default or Event of Default. After giving effect to such Borrowing and the application of proceeds therefrom, no Default or Event of Default shall have occurred and be continuing on and as of such Borrowing
Date.

     (c) No Violation. The making of the Loans on such
Borrowing Date will not violate any Requirement of Law applicable to the Lender.

     (d) Collateral Value Deficiency. After giving effect to such Borrowing, no Collateral Value
Deficiency
will exist.

     (e) Number of Borrowings. Except as otherwise provided in Section 2.01 hereof, no more than four (4)
Borrowing shall have occurred under this Agreement.


                ARTICLE V.  REPRESENTATIONS AND
WARRANTIES

     In order to induce the Lender to enter into this Agreement and to make the Loans hereunder, each Loan
Party hereby represents and warrants to the Lender as follows:

     Section 5.01.  Existence; Conduct of Business.
Each
Loan Party, and each of its respective Subsidiaries, is a duly organized and valid existing corporation in good standing under the laws of the State of its incorporation and is duly qualified to do business and in good standing in each jurisdiction where the conduct of its business or the ownership, lease or operation of its property requires such qualification, except where the failure to be so qualified could not have a Material Adverse
Effect.
Each Loan Party and each of its respective Subsidiaries has all requisite power and authority to own and operate its property, to lease its property it operates as lessee and to conduct and transact the business in which it is engaged.

     Section 5.02.  Corporate Power and Authority.
Each
Loan Party has all requisite corporate power and authority to execute and deliver the Loan Documents to which it is a party and to carry out the terms and provisions thereof on its part to be performed and each Loan Party has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance by such Loan Party of the Loan Documents to which it is a party and in the case of the Borrower, the
Borrowings contemplated hereunder, and in the case of the
Guarantors the granting of the security interest contemplated by the Security Agreement to which it is a party. Each Loan Document to which it is a party constitutes a legal, valid and binding obligation of each
Loan Party, and is enforceable against such Loan Party in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles regardless of whether enforcement is sought in a proceeding in equity or at law.

     Section 5.03.  No Violation.  Neither the
execution
and delivery of the Loan Documents to which it is a party nor the consummation of the transactions contemplated thereby, nor compliance with the provisions thereof will violate any provision of the Certificate of Incorporation or By-Laws of any Loan Party or will violate any Requirement of Law or conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument or contractual obligation to which any Loan Party is a party or by which it or any of its property may be bound or affected or result in the creation or imposition of any Lien upon any property of any Loan Party thereunder, except, as contemplated by the Security Agreements.

     Section 5.04.  Approvals, Authorizations,
Consents,
etc. All approvals, authorizations, consents, orders or other actions or registrations with or notices to any Person or Governmental Authority required to be obtained, made or given by any Loan Party in connection with the execution, delivery and performance of the Loan
Documents
to which it is a party and the consummation of the transactions contemplated thereby have been duly and properly obtained, made or given by such Loan Party and are in full force and effect.

     Section 5.05.  No Litigation.  Except as otherwise
disclosed to the Lender in writing on or before the Closing Date, there are no pending or, to such Loan
Party's knowledge, threatened actions, suits or other proceedings by or against any Loan Party or any of its respective Subsidiaries before any court, arbitrator or other Governmental Authority which challenge or affect the legality, validity or enforceability of any Loan
Document or the transactions contemplated thereby or which individually or in the aggregate could have a Material Adverse Effect.

     Section 5.06.  Tax Liability.  Each Loan Party and
each of its respective Subsidiaries has filed or caused to be filed all tax returns (Federal, State and local)
(or requests for extension which are routinely granted) which are required to be filed and, except as otherwise permitted by Section 6.04 hereof, has paid all taxes including those which have become due pursuant to such returns or pursuant to any assessments made against it or any of its properties, as the case may be, and all other material taxes or other charges imposed on it or any of its properties by any Governmental Authority; and no tax
Liens have been filed.

     Section 5.07.  Regulation G.  No proceeds of any
Loan will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock or for any other purpose which might cause any Loan to be a "purpose credit" within the meaning of Regulation G of the Board.

     Section 5.08.  Permits, Licenses, Approvals,
Consents,  Compliance with Requirements of Law, etc.
Each Loan Party and each of its respective Subsidiaries has obtained any and all permits, licenses, approvals and consents of any Governmental Authority as may be required to conduct or transact its business or own, lease or operate its properties and is in material compliance with all applicable Requirements of Law.

     Section 5.09.  Financial Statements; Material
Adverse Change. (a) All financial statements of each Loan Party delivered to the Lender fully and accurately present the financial position of such Loan Party, as of the respective dates thereof in accordance with GAAP.

     (b)  Since June 30, 1995, there has been no
Material
Adverse Change.

     Section 5.10.  The Investment Company Act, Etc..
No
Loan Party is, or is directly or indirectly, controlled by any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

     Section 5.11.  The Security Agreements.  Each of
the
representations and warranties of each Guarantor contained in each Security Agreement is true and correct.

     Section 5.12.  Ownership of Properties; Insurance.
(a) Each Loan Party has good and marketable title to any and all of its respective properties and assets free and clear of Liens, except as contemplated by the Security
Agreements and Permitted Liens.

     (b) Set forth on Schedule II hereto is a true and accurate list of all insurance maintained by each Loan
Party. Each such policy is in full force and effect and all premiums due and owing thereon are current.

     Section 5.13.  Ownership of the Guarantors.  The
Borrower owns beneficially and of record all of the issued and outstanding Capital Stock of Aegis Consumer
Finance and Aegis Consumer Finance owns beneficially and of record all of the issued and outstanding shares of the
Capital Stock of Aegis Auto Finance in each case free and clear of all Liens.

     Section 5.14.  Full Disclosure.  No representation
or warranty made by or on behalf of any Loan Party contained in any Loan Document and no information
(written or oral), certificate, financial statement or report furnished or to be furnished by or on behalf of any Loan Party thereunder or in connection with the transactions contemplated thereby, contains or will contain an untrue statement of a material fact, or, omits or will omit to state any material fact (including without limitation, whether any Loan Party or any of its respective Subsidiaries or any of their respective officers or directors (past or present) is (or during the last five (5) years has been) under civil or criminal investigation by any Governmental Authority or is under indictment by any Governmental Authority) necessary to make the statements herein or therein contained, in light of the circumstances in which made, not misleading.

     Section 5.15.  Intellectual Property.  Each Loan
Party and each of its respective Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the
"Intellectual Property") except for those the failure to own or license which could not have a Material Adverse
Effect. No claim has been asserted and is pending by any
Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of such Intellectual Property by each Loan Party or its respective Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not have a Material
Adverse
Effect.

     Section 5.16.  ERISA.  Except as set forth on
Schedule III hereto, no Loan Party nor any of its respective Subsidiaries maintains any Plans, and each Loan Party agrees to notify the Lender in advance of forming any Plans. No Loan Party nor any Commonly
Controlled Entity has any obligations or liabilities with respect to any employee pension benefit plans or Multiemployer Plans, nor have any such Persons had any obligations or liabilities with respect to any such Plans during the five-year period prior to the date this representation is made or deemed made. Each Loan Party will give notice if at any time it or any Commonly
Controlled Entity has any obligations or liabilities with respect to any employee pension benefit plan or Multiemployer Plan. All Plans maintained by any Loan
Party or any Commonly Controlled Entity are in substantial compliance with all applicable laws
(including ERISA). No Loan Party is an employer under any Multiemployer Plan.

     Section 5.17.  Subsidiaries.  The Persons listed
on
Schedule IV constitute all the principal operating
Subsidiaries of each Loan Party at the date hereof.
Schedule IV sets forth the name, type of entity and jurisdiction of organization of each such Subsidiary, the amount of authorized, and issued and outstanding
Capital
Stock of each such Subsidiary, and the holder or holders of such issued and outstanding Capital Stock of each such
Subsidiary, in each case as of the date hereof.

     Section 5.18.  III Loan Agreements.  Copies of
each
of the III Loan Agreements, Partnership Agreements, if applicable, and Pooling and Servicing Agreements delivered to the Lender are true, accurate and complete and no "Default" or "Event of Default" (as defined in each III Loan Agreement) has occurred and is continuing.


                    ARTICLE VI.  AFFIRMATIVE COVENANTS

     Until all of the Obligations have been paid in full, the Commitment has been terminated and this Agreement has been terminated:

     Section 6.01.  Financial Statements and Other
Information.  Each Loan Party shall furnish to the
Lender:

     (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year, sixty
(60) days after the end of each fiscal quarter and forty-five (45) days after the end of each fiscal month of such
Loan Party, occurring during the term of this Agreement, a copy of the balance sheet of such Loan Party, as at the end of such fiscal year, fiscal quarter or fiscal month, as applicable, and the related statements of income, cash flow and changes in stockholders equity (for the year-end statements only) for such Loan Party, for such fiscal period, in each case setting forth in comparative form the corresponding figures for the previous year, accompanied by all relevant notes and, in the case of its fiscal year-end balance sheet, an opinion, without a going concern or like qualification or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing as fairly presenting the financial condition and results of operation of such Loan Party;

     (b)  concurrently with the delivery of the
financial
statements referred to in Section 6.01(a) above a certificate of a Responsible Officer of such Loan Party that such financial statements were prepared in accordance with GAAP (except that with respect to monthly and quarterly financial statements, pursuant to interim accounting disclosure rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP will be condensed or omitted) and that, to the best of such officer's knowledge after due inquiry, such Loan
Party, during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default, except as specified in such certificate, which certificate shall also demonstrate in reasonable detail the calculations used in determining compliance with Sections 7.03, 7.04 and 7.05 hereof;

     (c) promptly upon receipt thereof, copies of all reports (including, without limitation management letters), if any, submitted to any Loan Party by its auditors, in connection with each audit or review of its books by such auditors;

     (d) promptly, and in any event no later than three
(3) Business Days, after the commencement thereof or any adverse development with respect thereto, written notice of any actions, suits or proceedings (including arbitrations) threatened or pending by or against any Loan Party or any of its respective Subsidiaries before any court, arbitrator or other Governmental Authority which, individually or in the aggregate, could have a Material Adverse Effect;

     (e) promptly, upon the issuance thereof, copies of all notices, reports and registration statements, if any, which any Loan Party or any of its respective
Subsidiaries files with or receives from, as applicable, the Securities and Exchange Commission or other
Governmental Authority;

     (f) promptly upon completion thereof, a copy of each servicing audit report prepared by independent certified public accountants of nationally recognized standing with respect to the servicing of the Portfolio
Contracts; and

     (g)  with reasonable promptness, such other
information respecting the business, operations, properties or condition (financial or otherwise) or prospects of each Loan Party and its respective
Subsidiaries or the Collateral as the Lender may reason-

ably request from time to time.

     Section 6.02.  Compliance with Laws, etc.  Each
Loan
Party shall, and shall cause each of its respective
Subsidiaries to, comply (i) in all material respects with all Requirements of Law and any change therein or in the application, administration or interpretation thereof
(including, without limitation any request, directive, guideline or policy, whether or not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof; and (ii) with all indentures, mortgages, deeds of trust, agreements, or other instruments or contractual obligations to which it is a party or by which it or any of its properties may be bound or affected, individually or in the aggregate, the failure to comply therewith could have a Material
Adverse
Effect.

     Section 6.03.  Preservation of Corporate
Existence;
Conduct of Business. Each Loan Party shall, and shall cause each of its respective Subsidiaries to, preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such qualification could have a Material Adverse Effect and continue to engage in the same type of business in which it is engaged on the Closing Date.

     Section 6.04.  Payment of Taxes and Claims, etc.
Each Loan Party shall, and shall cause each of its respective Subsidiaries to, pay, when due (after giving effect to any extensions), (i) all taxes, assessments and governmental charges imposed upon it or upon any of its properties and (ii) all claims (including without limitation claims for labor, materials, supplies or services) which could, if unpaid, individually or in the aggregate, have a Material Adverse Effect or become a Lien upon its respective properties.

     Section 6.05.  Keeping of Books, Visitation,
Inspection, etc.    (a)  Each Loan Party shall, and
shall
cause each of its respective Subsidiaries to, keep proper books of record and account, containing complete and accurate entries of all financial and business transactions relating to the business, operations, properties or condition (financial or otherwise) of such
Loan Party in conformity with GAAP and all Requirements of Law.

     (b) Each Loan Party shall, and shall cause each of its respective Subsidiaries to, permit any representative of the Lender to visit and inspect any of the properties of such Loan Party and each such Subsidiary to examine the books and records of such Loan Party and each of its
Subsidiaries and to make copies and take extracts therefrom, and to discuss the business, operations, properties, condition (financial or otherwise) or prospects of such Loan Party and each such Subsidiary or any of the Collateral with the officers and independent public accountants thereof and as often as the Lender may reasonably request, and so long as no Default or Event of
Default shall have occurred and be continuing, all at such reasonable times during normal business hours upon reasonable notice.

     Section 6.06.  Pay Obligations.  Each Loan Party
shall, and shall cause each of its respective
Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all obligations under or pursuant to all its material obligations, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and such Loan Party or such Subsidiary has established adequate reserves in accordance with GAAP with respect thereto and no Liens in respect thereof have been filed.

     Section 6.07.  Notice of Default, etc.  Each Loan
Party shall promptly, and in any event within two (2)
Business Days, after such Loan Party has knowledge thereof, notify the Lender in writing of (i) the occurrence of any Default or Event of Default, or (ii) any default, or event, condition or occurrence which with notice or lapse of time, or both, would constitute a default by any party thereto under any indenture, mortgage, deed of trust, agreement or other instrument or contractual obligation to which it is a party or by which any of its properties may be bound or affected, or any other event or occurrence which in any such case individually or in the aggregate could have a Material
Adverse Effect.

     Section 6.08.  Notice of Material Adverse Change;
Material Adverse Effect. Each Loan Party shall promptly, and in any event within two (2) Business Days, after such
Loan Party becomes, or reasonably should have become, aware thereof, give the Lender notice in writing of the occurrence of any Material Adverse Change, and of the occurrence of any event or condition that may have a Material Adverse Effect.

     Section 6.09.  Further Assurances.  At its sole
cost
and without expense to the Lender, on demand, each Loan party shall do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignment, transfers and assurances as the Lender shall from time to time reasonably require for better assuring, conveying, assigning, transferring and confirming unto the Lender the property and rights pledged or assigned or intended now or hereafter so to be, or which any Loan Party may be or may hereafter become bound to convey, pledge or assign to the Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or any of the other Loan Documents, or for filing, registering or recording of any Security Agreement.

     Section 6.10.  Monthly Reporting Requirements.
The
Borrower shall deliver to the Lender no later than the twentieth (20th) calendar day of each calendar month during the term hereof, a Portfolio Contracts
Certificate
signed by a Responsible Officer of the Borrower stating that as of the last day of the immediately preceding calendar month, no Portfolio Event has occurred or if a Portfolio Event occurred, a statement to that effect and a description of the nature thereof, which certificate shall demonstrate in reasonable detail the calculations used in determining whether any Portfolio Event has occurred and attaching thereto true, complete and correct copies of its "Repossession, Inventory, Claims Pending,
Gross and Net Loss Experience" and "Non-Performing
Receivables" and "Historical Bucket" management reports, in each case in the form attached to Exhibit E hereto.

     Section 6.11.  Insurance.  Each Loan Party shall,
and shall cause each of its respective Subsidiaries to, maintain the insurance set forth in Schedule II hereto and shall maintain, and shall cause each of its Subsidiaries to maintain, such other insurance as is customary for a Person engaged in a similar business and each Loan Party shall, and shall cause each of its respective Subsidiaries to, pay all insurance premiums payable for such insurance coverage on or before the due date therefor. Each Loan Party shall upon request of the
Lender deliver a copy of the policies of such insurance to the Lender, together with evidence of payment of all premiums therefor.

     Section 6.12.  III Loan Agreements, Etc.  (a) Each
Loan Party shall promptly and in any event within one
(1)
Business Day after receipt thereof deliver to the Lender a copy of all notices, demands and other communications received by such Loan Party from III Finance under or in connection with any III Loan Agreement to which it is a party.

     (b) Each Loan Party shall provide to the Lender a copy of each notice, certificate or other writing delivered to III Finance under or in connection with any
III Loan Agreement to which it is a party simultaneously with the delivery thereof to III Finance.

     (c)  Each Loan Party agrees that it will not
amend,
supplement or otherwise modify any III Loan Agreement without the prior written consent of the Lender.

     (d) Each Loan Party shall provide the Lender at least ten (10) Business Days' prior written notice of its intention to enter into any additional III Loan
Agreement, which notice shall include a copy of such additional III Loan Agreement.


                     ARTICLE VII.  NEGATIVE COVENANTS

     Until all of the Obligations have been paid in full, the Commitment has been terminated and this Agreement has been terminated:

     Section 7.01.  Liens and Other Interests.  No
Guarantor will sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien or any other interest in, any of its properties or assets including, without limitation, any option to buy or right to receive income with respect to the Collateral, except as contemplated by the Security
Agreement to which it is a party and as contemplated by the III Loan Agreements.

     Section 7.02.  Merger or Consolidation.  No Loan
Party will, sell, pledge, assign or transfer to any other
Person, all or substantially all of its properties or assets, or merge or consolidate with or acquire all or substantially all of the assets or properties of, any other Person; provided that so long as no Default or Event of Default has occurred and is continuing or will result therefrom, any Loan Party may merge or consolidate with or acquire all or substantially all of the assets of another Person, provided that in the case of any merger or consolidation, such Loan Party is the surviving corporation and such merger or consolidation does not have an adverse effect on the condition (financial or otherwise) of such Loan Party.

     Section 7.03.  Net Worth of the Borrower.  The
Borrower shall not permit its Net Worth at any time to be less than the greater of (i) $15,000,000; and (ii) eighty-five percent (85%) of its Net Worth as at the end of the prior fiscal year.

     Section 7.04.  Total Indebtedness to Net Worth of
the Borrower. The Borrower shall not permit the ratio of its total Indebtedness (excluding Indebtedness related to structured receivables transactions) to Net Worth to exceed 13:1. The Borrower shall advise the Lender of the incurrence or assumption of any Indebtedness, except any
Indebtedness incurred in the ordinary course of business.

     Section 7.05.  Dividends, etc.  No Loan Party
shall
pay any dividends, whether in cash or property (other than through the issuance of the shares of its Capital
Stock), on or redeem, repurchase or otherwise acquire any shares of its Capital Stock (other than in the case of the Borrower, redemptions of the Series C Preferred
Stock
Redemption); provided that so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Aegis Auto Finance may pay cash dividends to Aegis Consumer Finance and Aegis Consumer
Finance may pay cash dividends to the Borrower and the Borrower may pay cash dividends on its Capital Stock from funds legally available therefor in an aggregate amount not to exceed the lesser of (x) $1,000,000 and (y) fifty percent (50%) of its net income as determined in accordance with GAAP for the prior fiscal year.

     Section 7.06.  Transactions with Affiliates.  No
Loan Party will, or will permit any of its respective
Subsidiaries to, enter into, or be a party to, any transaction with any Affiliate thereof, except, in the ordinary course of business, and upon fair and reasonable terms which are no less favorable to such Loan Party or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate;
provided that for the purposes of this Section 7.06 no Loan Party shall be deemed an Affiliate of any other
Loan
Party.


                     ARTICLE VIII.  EVENTS OF DEFAULT

     Section 8.01.  Events of Default.  If any one or
more of the following events (each an "Event of Default") shall occur:

          (a)  the Borrower shall fail to pay any
     principal of any Loan when due, whether at maturity, by required prepayment or otherwise; or the Borrower shall fail to pay any interest on any Loan or any other Obligation within two (2)
     Business Days after the same shall become due and payable (whether at maturity, by acceleration or otherwise); or either Guarantor shall fail to pay any Obligation in accordance with Section 9.01 hereof when due; or

          (b)  Any Loan Party shall fail to perform or
     observe any covenant, agreement or provision contained in Sections 6.07(i) or 6.12 or in
Article
     VII of this Agreement on its part to be performed;
     or any Loan Party shall fail to perform or observe any covenants or agreement contained in any other
     Loan Document to which it is a party; or any Loan
     Party shall fail to perform any covenant, agreement
     or provision contained in Sections 6.07(ii), 6.08 through and including 6.11 of this Agreement and such default shall continue unremedied for a period
     of ten (10) or more days; or

          (c)  Any Loan Party shall fail to perform or
     observe any other covenant or agreement contained herein (other than as described in subsections (a) and (b) above) and such default shall continue unremedied for a period of fifteen (15) or more
     Business Days; or

          (d)  Any Loan Party or any of its respective
     Subsidiaries shall fail to pay any principal or interest on any Indebtedness (other than in the case of the Borrower the Loans) which individually or in the aggregate exceeds $100,000; or any other event shall occur or condition shall exist under any agreement or instrument under or pursuant to which any such Indebtedness of any Loan Party or any of its respective Subsidiaries may have been issued, created, assumed, guaranteed or secured by any Loan Party or any of its respective
     Subsidiaries and any such payment or other default shall continue for more than the grace period, if any, therein specified, if the effect of such event
     or condition is to accelerate, or permit the acceleration of, the maturity of such
Indebtedness;
     or any such Indebtedness shall be declared due and payable prior to the stated maturity thereof; or

          (e)  any representation or warranty made or
     deemed made by or on behalf of any Loan Party in any Loan Document to which it is a party shall prove to have been incorrect in any material respect when made or deemed made; or

          (f)  if any Loan Party or any of its
     respective Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts
     as they become due, (iii) make a general assignment
     for the benefit of creditors, (iv) commence a voluntary case under the federal bankruptcy laws
     (as now or hereafter in effect), (v) be
adjudicated
     a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (vii) take any corporate action for the purpose of effecting any the foregoing; or

          (g)  a case or other proceeding shall be
     commenced without the application or consent of any
     Loan Party or any of its respective Subsidiaries, in any court of competent jurisdiction, seeking the
     liquidation or readjustment of debts, the appointment of a trustee, receiver, custodian or liquidator of such Loan Party or any of its respective Subsidiaries or of all or any substantial part of its property, or any similar action with respect to any Loan Party or any of its
     Subsidiaries under the federal bankruptcy laws (as now or hereafter in effect) or any other laws relating to bankruptcy, insolvency, reorganization,
     winding up or composition or adjustment of debt, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days, or an order for relief against any Loan Party or any of its Subsidiaries shall be entered in an involuntary case under such bankruptcy law; or

          (h)  (i)  any Person shall engage in any
     "prohibited transaction" (as defined in Section
406
     of ERISA or Section 4975 of the Code) involving any
     Plan, (ii) any "accumulated funding deficiency"
(as
     defined in Section 302 or ERISA), whether or not waived, shall exist with respect to any Plan or any
     Lien in favor of the PBGC or a Plan shall arise on the assets of any Loan Party or any Commonly
     Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event
or
     commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such
     Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Loan Party or any
     Commonly Controlled Entity shall, or in the reasonable opinion of the Lender is likely to, incur any liability in connection with a withdrawal
     from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have
     a Material Adverse Effect; or

          (i)  a final judgment(s) or order(s) for the
     payment of money shall be rendered against any Loan
     Party or any of its respective Subsidiaries which individually or in the aggregate exceeds $100,000 and such judgment or order shall continue unsatisfied and in effect for a period of thirty
     (30) consecutive days unless such judgment or order
     shall have been vacated, released, fully bonded or stayed; or

          (j)  for any reason the Lender shall fail to
     have a valid, perfected security interest in any of
     the Collateral, subject to no other Liens other than Liens in favor of III Finance, or any Loan
     Document shall for any reason cease to be in full force and effect or any Loan Party or any other
     Person shall so assert in writing; or

          (k)  a Portfolio Event shall occur; or

          (l)  Aegis Consumer Finance ceases to be a
     direct wholly-owned Subsidiary of the Borrower or Aegis Auto Finance ceases to be a direct wholly-owned Subsidiary of Aegis Consumer Finance in each case free and clear of all Liens; or

          (m)  any Loan Party or any Affiliate thereof
     shall default under any agreement with, or other contractual obligation to, the Lender or any Affiliate of the Lender; or

          (n)  III Finance shall default on any of its
     covenants or agreements set forth in the Intercreditor Agreement; or

          (o)  a Material Adverse Change shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraphs (f) or (g) above with respect to any Loan Party, the Commitment hereunder shall immediately terminate and the outstanding principal amount of the Loans, together with accrued and unpaid interest thereon, and all other Obligations shall immediately become due and payable without notice of any kind, and (B) if such event is any other Event of Default and if such Event of Default shall be continuing, the Lender may, by notice of default to the Borrower, terminate the Commitment hereunder, and/or declare the outstanding principal amount of the Loans, together with accrued and unpaid interest thereon, and all other
Obligations to be due and payable forthwith, whereupon the same shall immediately become due and payable, and/or pursue any of its other rights, remedies, power and privileges under the Loan Documents or otherwise.
Except
as expressly provided above in this Section 8.01, diligence, presentment, protest, demand for payment and notice of default or nonpayment and all other notices of any kind are hereby expressly waived by the Borrower.


                          ARTICLE IX.  GUARANTEE

     Section 9.01.  Guarantee.  (a)  Each Guarantor
hereby jointly and severally unconditionally and irrevocably guarantees to the Lender and its respective successors, indorsees, transferees and assigns, the due, punctual and complete payment and performance by the Borrower when and as due, whether at the stated maturity, by acceleration, upon one or more dates set for repayment or prepayment or otherwise of the Obligations.

          (b)  It is the intention of all parties
hereto
that the guarantee set forth in this Article IX not constitute a fraudulent transfer or conveyance for the purposes of any applicable bankruptcy, fraudulent transfer or conveyance law or any other similar law.
To
effectuate the foregoing intention, the Lender and the Guarantor agree that the obligations of each Guarantor under the guarantee set forth in this Article IX shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed obligations of such Guarantor that are relevant under such laws, and after giving effect to any collections from rights to receive contribution from or payments made by or on behalf of the other Guarantor in respect of such other Guarantor, the obligations of such
Guarantor under the guarantee set forth in this Article
IX would not constitute a fraudulent transfer or conveyance.

     Section 9.02.  No Subrogation.  Notwithstanding
any
payment or payments made by a Guarantor hereunder or any setoff or application of funds of any Guarantor by the Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Lender against the Borrower or any collateral security or guarantee or right of offset held by the Lender for the payment of the Obligations, nor shall such Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by such Guarantor hereunder, until all amounts owing to the Lender by the Borrower and the Guarantors on account of the Obligations are paid in full and the Commitment is terminated. If any amount shall be paid to a Guarantor on account of the subrogation rights at any time when all of the Obligations shall not have been paid in full and the Commitment shall not have been terminated, the amount shall be held by such Guarantor in trust for the Lender, segregated from other funds of such Guarantor, and shall forthwith upon receipt by such Guarantor, be turned over to the Lender in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Lender, if required), to be applied against the Obligations, whether matured or unmatured, at the time and in the order as the Lender may determine.

     Section 9.03.  Amendments, etc. with respect to
the
Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor, and without notice to or further assent by such Guarantor, any demand for payment of any of the Obligations made by the Lender may be rescinded by the Lender, and any of the
Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and this Agreement, any other Loan Document, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee set forth in this
Article IX or any property subject thereto. When making any demand hereunder against a Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor
(including,
without limitation, any other Guarantor), and any release of the Borrower or the other guarantor (including, without limitation, any other Guarantor), shall not relieve any of its obligations or liabilities hereunder, and shall not impair or affect the rights, remedies, powers and privileges, express or implied, or as a matter of law, of the Lender against such Guarantor.

     Section 9.04.  Guarantee Absolute and
Unconditional.
Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Lender upon the guarantee of such Guarantor set forth in this Article
IX
or acceptance of the guarantee of such Guarantor set forth in this Article IX; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee of each Guarantor set forth in this Article IX; and all dealings between the Borrower or the Guarantors, on the one hand, and the
Lender, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee of each Guarantor set forth in this Article
IX. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment and all other notices of any kind to or upon the Borrower or such Guarantor with respect to the Obligations. The guarantee of each Guarantor set forth in this Article IX shall be construed as a continuing, absolute and unconditional guarantee of payment, and not of collection, and without regard to (a) the validity, regularity or enforceability of this Agreement, any other
Loan Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (b) any defense, set-off or counterclaim
(other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Lender, the Borrower or any Guarantor) which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such
Guarantor under the guarantee set forth in this Article
IX, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against a Guarantor, the Lender may, but shall be under no obligation to, pursue the rights, remedies, powers and privileges as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto. Any failure by the Lender to pursue the other rights, remedies, powers or privileges or to collect any payments from the Borrower or any other
Person or to realize upon any collateral security or guarantee or to exercise any the right of offset, or any release of the Borrower or any the other Person or of any collateral security, guarantee or right of offset, shall not relieve a Guarantor of any liability hereunder, and shall not impair or affect the rights, remedies, powers or privileges, whether express, implied or available as a matter of law, of the Lender against a Guarantor.
The
guarantee set forth in this Article IX shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and its successors and permitted assigns, and shall inure to the benefit of the Lender, and its respective successors, indorsee, transferees and assigns, until all the Obligations and the obligations of the Guarantors under the guarantee set forth in this Article IX shall have been satisfied by payment in full and the Commitment shall have been terminated, notwithstanding that from time to time while the Commitment is in effect during the term of this Agreement the Borrower may be free from any
Obligations.

     Section 9.05.  Reinstatement.  The guarantee set
forth in this Article IX shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender for any reason whatsoever, including, without limitation, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Guarantor or the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Loan Party or any substantial party of its property, or otherwise, all as though the payments had not been made.

     Section 9.06.  Payments.  All payments by a
Guarantor under the guarantee set forth in this Article
IX shall be paid by such Guarantor without set-off or counterclaim to the Lender at its office at 600
Steamboat
Road, Greenwich, Connecticut 06830 or to such other location or account as the Lender may specify to the Guarantors from time to time, in Federal or other immediately available funds in lawful money of the United
States by 1:00 p.m. (New York City time) on the due date therefor.


                         ARTICLE X.  MISCELLANEOUS

     Section 10.01. Notices. Except as otherwise provided herein, all notices, requests and other communications to any party hereunder or under the other
Loan Documents shall be in writing (including telecopy or similar teletransmission or writing) and shall be given, to the parties hereto at the addresses set forth below:

if to the Borrower:      The Aegis Consumer Funding
Group, Inc.
                         525 Washington Blvd.
                         Jersey City, New Jersey 07310
                         Attention:  Joseph F. Battiato
                         Telephone:  (201) 418-7337
                         Telecopy:   (201) 418-7339

if to Aegis Consumer
          Finance:       Aegis Consumer Finance, Inc.
                         525 Washington Blvd.
                         Jersey City, New Jersey 07310
                         Attention:  Joseph F. Battiato
                         Telephone:  (201) 418-7337
                         Telecopy:   (201) 418-7339

if to Aegis Auto
          Finance:       Aegis Auto Finance, Inc.
                                        525 Washington
Blvd.
                         Jersey City, New Jersey 07310
                         Attention:  Joseph F. Battiato
                         Telephone:  (201) 418-7337
                         Telecopy:   (201) 418-7339

if to the Lender:        Greenwich Capital Financial
Products, Inc.
                         600 Steamboat Road
                         Greenwich, Connecticut 06830
                         Attention:  Sandra Fine
                         Rosenbaum
                         Telephone:  (203) 622-5665
                         Telecopy:   (203) 629-4640

or to such other address or telecopier number as such party may hereafter specify by written notice to the other parties hereto. Except as otherwise provided for herein, each such notice, request or other communication shall be effective (i) if given by telecopier when transmitted to the telecopy number specified in this
Section 10.01, (ii) if given by mail, 72 hours after such communication is deposited in the mails by certified mail, return-receipt requested, postage prepaid, addressed as aforesaid, or (iii) if given by any other means (including without limitation by air courier), when delivered at the address specified in this Section
10.01;
provided that any notice required to be given under Sections 2.03 or 3.09 hereof shall not be effective until actually received by the Lender.

     Section 10.02. Amendments, Waivers, etc. None of the Loan Documents or any terms thereof may be amended, modified or otherwise supplemented except in writing signed by the parties hereto. In the case of any waiver of a Default or Event of Default, any Default or Event of
Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     Section 10.03. No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in exercising any right, remedy, power or privilege under any Loan
Document shall operate as a waiver thereof, nor shall any single or partial exercise of, or any abandonment or discontinuance of steps to enforce any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other rights, remedies or privileges thereunder. The rights, remedies, powers and privileges provided in the Loan Documents are cumulative and may be exercised singularly or concurrently and are not exclusive of any other rights, remedies, powers or privileges provided by law.

     Section 10.04. Payment of Expenses, Indemnity, etc.
Each Loan Party jointly and severally agrees to:

          (i)  pay or reimburse the Lender on demand
for
     all its out-of-pocket costs and expenses incurred in connection with the development, preparation
and
     execution of, and any amendment, modification or supplement to, or any waiver under, any Loan
     Document and any other document prepared in connection therewith, and the consummation and administration of the transactions contemplated thereby, including without limitation the reasonable fees and disbursements of counsel to the
     Lender;

          (ii)  pay on demand all reasonable costs and
     expenses of the Lender, including without limita-

     tion the reasonable fees and disbursements of counsel to the Lender, in connection with the occurrence or continuance of a Default or Event of Default and the enforcement, collection, protection
     or preservation (whether through negotiations, legal proceedings or otherwise) of this Agreement or any other Loan Document, the Collateral, any Obligation or any right, remedy, power or privilege
     of the Lender hereunder or under any other Loan
     Document;

         (iii)  pay and hold the Lender harmless from
     and against any and all present and future stamp, excise, recording or other similar taxes or fees payable in connection with the execution, delivery,
     recording and filing of any Loan Document and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes or fees; and

         (iv)  indemnify the Lender and its Affiliates
     and each of their respective directors, officers, employees and agents and hold each of them harmless
     from and against, any and all liabilities, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements, including without limitation the reasonable fees and disbursement of counsel to the Lender and such other parties, incurred by any of them in connection with, arising out of or in any way relating to any investigation, claim, litigation
or
     other proceeding, pending or threatened (whether or
     not any of them is designated a party thereto), in connection with, arising out of or in any way related to this Agreement or any other Loan
     Document or any of the transactions contemplated herein or therein or any use of the proceeds of any
     Loan by the Borrower; provided that the Lender shall not be entitled to any indemnification for any of the foregoing resulting from its gross negligence or willful misconduct as determined by
a
     final court of competent jurisdiction.

If and to the extent that the indemnity obligations of any Loan Party under this Section 10.04 may be unenforceable for any reason, each Loan Party hereby agree to make the maximum contribution to the payment and satisfaction of each of such indemnity obligations which is permissible under applicable law.

     Section 10.05. Benefits of Agreement.  (a)  This
Agreement and the other Loan Documents to which it is a party shall be binding upon and inure to the benefit of each of the Loan Parties and the Lender and their respective successors and assigns, except that no Loan
Party may assign or transfer any of its rights or obligations under this Agreement or any other Loan
Document to which it is a party without the prior written consent of the Lender.

     (b) The Lender may assign or transfer all or any of its rights or obligations under any Loan Document to any
Affiliate of the Lender at any time without the prior written consent of any Loan Party.

     (c)  The Lender may sell or grant participations
in
all or any of its rights and obligations under any Loan
Document from time to time to one or more commercial
banks or other entities upon such terms as the Lender
may
determine in its sole discretion without the prior
written consent of any Loan Party.  Each Loan Party
agrees that to the extent permitted by applicable law,
each such participant shall be deemed to have the right
of setoff in respect of its participating interest in
the
Loans and the Note to the same extent as if the amount
of
its participating interest in the Loans and the Note
were
owing directly to it as "Lender" under this Agreement
or
the Note.  The Borrower also agrees that each
participant
shall be entitled to all benefits of Sections 3.06,
3.07
and 10.04 hereof with respect to its participating interest in the Loans and the Note. If the Lender shall sell or grant any such participation, each Loan Party shall continue to deal solely with the Lender.

     (d) Each Loan Party hereby authorizes the Lender to disclose any and all information regarding each Loan
Party and each of its respective Subsidiaries whether received pursuant to the Loan Documents or otherwise to any assignee or participant or any proposed assignee or participant.

     Section 10.06. Right of Setoff.  If an Event of
Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits and any and all indebtedness or other amounts at any time owing by the Lender to or for the credit or the account of any Loan Party against any of and all the obligations of any Loan Party now or hereafter existing under this Agreement or any other
Loan
Document held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of the Lender under this Section 10.06 are in addition to other rights and remedies (including other rights of setoff) which the
Lender may have.

     Section 10.07. Survival of Agreement. All covenants, agreements, representations and warranties made by each Loan Party herein, in the other Loan
Documents to which it is a party and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan
Document shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Loans, the execution and delivery to the Lender of the Loan Documents regardless of any investigation made by the Lender, and shall continue in full force and effect as long as any Obligation is outstanding and so long as the Commitment has not been terminated.
Without
prejudice to the survival of any other agreements contained herein and the other Loan Documents, the obligations under Sections 3.06, 3.07 and 10.04 hereof shall survive payment in full of the Obligations and termination of the Commitment and this Agreement.

     Section 10.08. GOVERNING LAW.  THIS AGREEMENT AND
THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN
ACCORDANCE
WITH, AND BE GOVERNED BY, THE LAWS OF THE STATE OF NEW
YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION, AND THE
EFFECT OF PERFECTION OR NON-PERFECTION, OF THE SECURITY
INTEREST CONTEMPLATED UNDER THE SECURITY AGREEMENTS MAY
BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

     Section 10.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which shall together constitute one and the same agreement.

     Section 10.10. Headings Descriptive. The headings of the several articles and sections of this Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provisions of this Agreement.

     Section 10.11. Severability. Any provision of this
Agreement or any other Loan Document which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or thereof or affecting the validity, enforceability or legality of such provisions in any other jurisdiction.

     Section 10.12. Entire Agreement.  This Agreement
and
the other Loan Documents constitute the entire
agreement
among the parties relative to the subject matter
hereof.
Any previous agreement among the parties with respect
to
the subject matter hereof is superseded by this
Agreement
and the other Loan Documents.   Nothing in this
Agreement
or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     Section 10.13.  Submission to Jurisdiction; Venue.
(a)  Any legal action or proceeding against any Loan
Party with respect to this Agreement or any other Loan
Document to which it is a party may be brought in the courts of the State of New York located in New York
County or of the United States for the Southern
District
of New York, and, by execution and delivery of this Agreement, each Loan Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the right of the Lender to commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.

     (b)  Each Loan Party irrevocably consents to
service
of process in the manner provided for notices in Section
10.01. Nothing in this Agreement will affect the right of the Lender to serve process in any other manner permitted by law.

     (c)  Each Loan Party irrevocably waives any
objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document to which it is a party in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.









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     Section 10.14. WAIVER OF JURY TRIAL.  EACH OF THE
PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING
DIRECTLY OR INDIRECTLY UNDER OR IN CONNECTION WITH THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                         THE AEGIS CONSUMER FUNDING
GROUP, INC.



                         By:

                         Title:





                         AEGIS CONSUMER FINANCE, INC.



                         By:

                         Title:






                         AEGIS AUTO FINANCE, INC.



                         By:

                         Title:





                         GREENWICH CAPITAL FINANCIAL
                           PRODUCTS, INC.



                         By:

                         Title: